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                                                                    EXHIBIT 11.0

                             NORTHWEST PIPE COMPANY
                       COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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                                                            THREE MONTHS ENDED           NINE MONTHS ENDED
                                                              SEPTEMBER 30,                SEPTEMBER 30,
                                                         ---------------------------------------------------
                                                           1996          1995           1996          1995
                                                         --------      --------       --------      --------
Net income as reported                                   $  2,677      $  1,099       $  8,046      $  3,492

Reduction in interest as a result of conversion
 of the Series B and Series C Convertible
 Subordinated Debentures, net of tax                           --            43             --           133
                                                          --------      --------       --------      --------
Net income                                               $  2,677      $  1,142       $  8,046      $  3,625
                                                          --------      --------       --------      --------
                                                          --------      --------       --------      --------
Net income per share                                     $   0.48      $   0.32       $   1.45      $   1.03
                                                          --------      --------       --------      --------
                                                          --------      --------       --------      --------

Weighted average shares outstanding:
 Common stock                                               5,294           698          5,281           698
 Common stock issuable upon exercise of
   stock options                                              245           230            256           224
 Conversion of Series B and Series C
   Convertible Subordinated Debentures                         --         2,629             --         2,629
                                                          --------      --------       --------      --------
Shares used in per share calculations                       5,539         3,557          5,537         3,551
                                                          --------      --------       --------      --------
                                                          --------      --------       --------      --------
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